Exhibit 99.1

FEDERAL-MOGUL REPORTS Q2 2013 EPS OF $0.57; OPERATIONAL EBITDA

OF $163 MILLION AND FREE CASH FLOW OF $73 MILLION

Q2 Highlights

•	Sales of $1.8 billion, up $97 million, from $1.7 billion in Q2 2012

•	Net income of $56 million, up from a net loss of $(59) million in Q2 2012

•	EPS of $0.57, up from a loss per share of $(0.60) in Q2 2012

•	Operational EBITDA of $163 million or 9.2% of sales, versus $157 million in Q2 2012

•	Free cash flow of $73 million

Southfield, Michigan, … Federal-Mogul Corporation (NASDAQ:FDML) today reported financial results for the second quarter ended June 30, 2013. Net Sales for the second quarter were $1,772 million, an increase of $97 million or 6% (with negligible exchange impact) on a continuing operations basis, versus the second quarter of 2012. Net income attributable to Federal-Mogul in Q2 2013 was $56 million or $0.57 per share, up from a net loss in Q2 2012 of $(59) million or $(0.60) loss per share. Net income was comparable to Q2 2012 net income of $60 million when excluding the impact of a non-cash impairment of $(119) million recorded in Q2 2012. Operational EBITDA in Q2 2013 was $163 million or 9.2% of sales versus $157 million or 9.3% of sales in Q2 2012 on a continuing operations basis. The improved EBITDA result is driven by higher volumes in a more stable market environment coupled with the company’s margin improvement actions, including restructuring and sustainable cost reductions. The company generated free cash flow of $73 million in the quarter.

$ millions	Q2 2013	Q2 2012	B/(W)
Net Sales	$1,772	$1,675	$97
Gross Margin	280	257	23
% of sales	15.8%	15.3%	0.5%
SG&A	(185)	(173)	(12)
% of sales	10.4%	10.3%	(0.1)%
Net Income (Loss)	56	(59)	115
Attributable to F-M
Earnings Per Share	0.57	(0.60)	1.17
in dollars, diluted EPS
Operational EBITDA	163	157	6
% of sales	9.2%	9.3%	(0.1)%
Free Cash Flow	$73	$(105)	$178

“Federal-Mogul’s second quarter results show the benefit of cost reductions and restructuring actions implemented to eliminate loss-making units and improve overall operating leverage,” said Rainer Jueckstock, Federal-Mogul co-CEO and CEO Powertrain Segment. “The cash flow in Q2 2013 is also an important sign of improved working capital stability. While the results are encouraging, we are continuing to implement restructuring actions to raise capacity utilization and improve operating performance,” he said.

Federal-Mogul Completes Rights Offering

Federal-Mogul, on July 9, 2013, concluded a shareholder rights offering generating proceeds of $500 million. The offering was conducted to raise equity to further strengthen the company’s balance sheet and facilitate the company’s debt refinancing. The company will continue to evaluate market conditions and other relevant factors in connection with the potential refinancing of all or a portion of its outstanding indebtedness.

Q2 Segment Revenue and EBITDA (the following sales growth rate comparisons versus the prior year are in constant dollars, based on continuing operations and exclude major items not recurring in the two periods)

Powertrain Segment (PT) Revenue and EBITDA

Federal-Mogul’s Powertrain (PT) segment had revenue of $1.1 billion, a $68 million or 5% increase versus Q2 2012. Revenue in North America was up 6%, while light vehicle production grew by 5% in Q2 2013 and commercial vehicle (CV) production declined 9% versus Q2 2012. In Europe, where PT derives approximately 50% of its revenue, Q2 2013 revenue was up 1% despite a decline in light vehicle production of 3% and decline in CV production of 8%. PT revenue in ROW was up 13%, including an increase in Federal-Mogul China revenue of more than 30% during the quarter while Chinese light vehicle production increased 12% when compared to Q2 2012.

Powertrain segment EBITDA was $106 million or 9.7% of sales, compared to $102 million in Q2 2012. The PT business continues to be negatively impacted by slower commercial vehicle and industrial equipment production. The CV market in the North America in Q2 2013 was down 9% versus Q2 2012 and the CV market in Europe was down 8% during the same periods of comparison. Product mix due to the European market shift to a higher percentage of gasoline power vehicles continued to negatively impact the segment in Q2 2013.

“We see some encouraging signs of European market stabilization and, combined with our ongoing capacity rationalization, the company will be positioned for increasingly favorable performance as volumes improve,” said Jueckstock.

Vehicle Components Segment (VCS) Revenue and EBITDA

Federal-Mogul’s VCS business had revenue of $783 million in Q2 2013, up $34 million or 5% versus Q2 2012. The VCS revenue in North America was down 1% versus Q2 2012 due to the planned cessation of selected business contracts. The VCS segment in Europe increased revenue by 10% on a comparable business basis, or 20% when including the favorable impact of the BERU ignition distribution agreement.

“We had a very solid quarter in the EMEA region in Q2 2013 due principally to market share gains. We are leveraging our well-known brands and rapidly expanding the portfolio to drive improved sales in this region,” said Kevin Freeland, Federal-Mogul co-CEO and CEO Vehicle Components Segment. “Our sales are also stronger due to an intense focus on improving order fill rates through better inventory management and improved distribution systems,” he added.

VCS segment EBITDA in Q2 2013 was $57 million or 7.3% of sales, up from $55 million in Q2 2012. Several restructuring actions have been implemented within the VCS segment, including the closure or downsizing of seven sites in the previous 18 months. These actions will increasingly impact results as these restructuring programs are completed.

“Restructuring and downsizing actions, combined with stronger volumes are improving the VCS bottom line. We are implementing several important strategies to improve our presence in developing markets, raise distribution efficiency and gain greater premium brand awareness. These actions will further reinforce our capability to deliver profitable growth,” said Freeland.

About Federal-Mogul

Federal-Mogul Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business segments, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors. Federal-Mogul’s Powertrain segment designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications. Federal-Mogul’s Vehicle Components segment sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel® Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo® and Wagner® brake products.

Federal-Mogul was founded in Detroit in 1899. The company employs 45,000 people in 34 countries, and its worldwide headquarters is in Southfield, Michigan, United States. For more information, please visit www.federalmogul.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production; fluctuations in the demand for vehicles containing our products; the ability to refinance the Company’s outstanding indebtedness on commercially reasonable terms or at all; the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business; the costs, timing and success of the Company’s restructuring actions; conditions in the automotive industry; the success of the company’s segmentation and corresponding effects; and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

###

Contact:

Steve Gaut (248) 354-7826 steven.gaut@federalmogul.com

FEDERAL-MOGUL CORPORATION

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$1,772	$1,675	$3,459	$3,406
Cost of products sold	(1,492)	(1,418)	(2,928)	(2,873)

Gross margin	280	257	531	533
Selling, general and administrative expenses	(185)	(173)	(370)	(361)
OPEB curtailment gain	19	—	19	—
Adjustment of assets to fair value	(2)	(119)	(2)	(121)
Interest expense, net	(24)	(32)	(53)	(64)
Amortization expense	(12)	(12)	(24)	(24)
Equity earnings of non-consolidated affiliates	10	12	19	22
Restructuring expense, net	(8)	(8)	(16)	(14)
Other income (expense), net	(1)	(8)	5	(8)

Income (loss) from continuing operations before income taxes	77	(83)	109	(37)
Income tax (expense) benefit	(13)	29	(24)	20

Net income (loss) from continuing operations	64	(54)	85	(17)
Loss from discontinued operations, net of income tax	(6)	(3)	(59)	(5)

Net income (loss)	58	(57)	26	(22)
Less net income attributable to noncontrolling interests	(2)	(2)	(4)	(4)

Net income (loss) attributable to Federal-Mogul	$56	$(59)	$22	$(26)

Amounts attributable to Federal-Mogul:
Net income (loss) from continuing operations	$62	$(56)	$81	$(21)
Loss from discontinued operations, net of income tax	(6)	(3)	(59)	(5)

Net income (loss)	$56	$(59)	$22	$(26)

Net income (loss) per common share attributable to Federal-Mogul
Basic and diluted:
Net income (loss) from continuing operations	$0.63	$(0.57)	$0.82	$(0.21)
Loss from discontinued operations, net of income tax	(0.06)	(0.03)	(0.60)	(0.05)

Net income (loss)	$0.57	$(0.60)	$0.22	$(0.26)

FEDERAL-MOGUL CORPORATION

Consolidated Balance Sheets (Unaudited)

	June 30 2013	December 31 2012
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$375	$467
Accounts receivable, net	1,517	1,396
Inventories, net	1,101	1,074
Prepaid expenses and other current assets	210	203

Total current assets	3,203	3,140
Property, plant and equipment, net	1,936	1,971
Goodwill and other indefinite-lived intangible assets	1,024	1,019
Definite-lived intangible assets, net	381	408
Investments in non-consolidated affiliates	255	240
Other noncurrent assets	140	149

	$6,939	$6,927

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$134	$94
Accounts payable	807	751
Accrued liabilities	476	423
Current portion of pensions and other postemployment benefits liability	46	47
Other current liabilities	156	174

Total current liabilities	1,619	1,489
Long-term debt	2,732	2,733
Pensions and other postemployment benefits liability	1,296	1,362
Long-term portion of deferred income taxes	383	388
Other accrued liabilities	122	123
Shareholders’ equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($.01 par value; 450,100,000 authorized shares; 100,500,000 issued shares; 98,904,500 outstanding shares as of June 30, 2013 and December 31, 2012)	1	1
Additional paid-in capital, including warrants	2,150	2,150
Accumulated deficit	(537)	(559)
Accumulated other comprehensive loss	(917)	(850)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	680	725

Noncontrolling interests	107	107

Total shareholders’ equity	787	832

	$6,939	$6,927

FEDERAL-MOGUL CORPORATION

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30
	2013	2012
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net income (loss)	$26	$(22)
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	144	140
Net loss from business dispositions	52	—
Change in postemployment benefits	(29)	(20)
Equity earnings of non-consolidated affiliates	(19)	(22)
Cash dividends received from non-consolidated affiliates	4	1
OPEB curtailment gain	(19)	—
Restructuring expense, net	16	14
Payments against restructuring liabilities	(12)	(9)
Adjustment of assets to fair value	2	121
Deferred tax benefit	(4)	(48)
Insurance proceeds related to Thailand flood	—	12
Gain from sales of property, plant and equipment	—	(1)
Changes in operating assets and liabilities:
Accounts receivable	(152)	(220)
Inventories	(53)	(40)
Accounts payable	108	45
Other assets and liabilities	52	42

Net Cash Provided From (Used By) Operating Activities	116	(7)
Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(186)	(223)
Net payments associated with business dispositions	(25)	—
Capital investment in non-consolidated affiliate	(4)	(1)
Insurance proceeds related to Thailand flood	—	18
Net proceeds from sales of property, plant and equipment	—	2

Net Cash Used By Investing Activities	(215)	(204)
Cash Provided From (Used By) Financing Activities
Principal payments on term loans	(15)	(15)
Increase in other long-term debt	3	—
Increase (decrease) in short-term debt	42	(9)
Net remittances on servicing of factoring arrangements	(4)	(3)

Net Cash Provided From (Used By) Financing Activities	26	(27)
Effect of foreign currency exchange rate fluctuations on cash	(19)	1
Decrease in cash and equivalents	(92)	(237)
Cash and equivalents at beginning of period	467	953

Cash and equivalents at end of period	$375	$716

FEDERAL-MOGUL CORPORATION

Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
	(Millions of Dollars)
Net Income (Loss)	$58	$(57)	$26	$(22)
Depreciation and amortization	72	70	144	140
Interest expense, net	24	32	53	64
OPEB curtailment gain	(19)	—	(19)	—
Restructuring expense, net	8	8	16	14
Loss from discontinued operations, net of income tax	6	3	59	5
Adjustments of assets to fair value	2	119	2	121
Non-service cost components of U.S. based funded pension plan	1	9	1	17
Income tax expense (benefit)	13	(29)	24	(20)
Other	(2)	2	(2)	2

Operational EBITDA	$163	$157	$304	$321

Free Cash Flow
Net cash provided from (used by) operating activities	$166	$(12)	$116	$(7)
Expenditures for property, plant and equipment	(93)	(93)	(186)	(223)

	$73	$(105)	$(70)	$(230)

Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. During the third quarter of 2012, the Company adjusted its definition of Operational EBITDA to include the service cost component of its U.S. based funded pension plan. Previously, all components of U.S. based funded pension expense were excluded from Operational EDITDA on a total Company basis. Accordingly, Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan and OPEB curtailment gains or losses from continuing operations. Prior periods have been reclassified to conform with the current definition of operational EBITDA.